UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of The Hain Celestial Group, Inc. (the “Company”) approved annual cash incentive awards under the annual cash incentive compensation program for fiscal year 2009 for the Company’s named executive officers eligible to participate in the program. The Committee determined that Irwin Simon (President, Chief Executive Officer and Chairman of the Board) will receive $980,000, Ira Lamel (Executive Vice President, Chief Financial Officer and Treasurer) will receive $455,700, John Carroll (Executive Vice President and Chief Executive Officer – Hain Celestial United States) will receive $425,820, and Michael Speiller (Vice President and Chief Accounting Officer) will receive $135,713. Mary Celeste Anthes (Senior Vice President – Corporate Relations) did not participate in the annual cash incentive compensation program for fiscal year 2009 because she was not appointed an executive officer until the end of the second quarter of fiscal year 2009. For fiscal 2009, Ms. Anthes received a discretionary annual bonus of $150,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2009

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/S/ IRA J. LAMEL

Name:	Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer